UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 9, 2008 (June 6, 2008)
Date of Report (Date of earliest event reported)

Sharps Compliance Corp.
(Exact name of Registrant as specified in its charter)

Delaware	000-22390	74-2657168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address of principal executive offices, including zip code)

(713) 432-0300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Incentive Compensation Plan

On June 6, 2008, the Compensation Committee of the Board of Directors (“Committee”) of Sharps Compliance Corp. (the “Company”) adopted its Executive Incentive Compensation Plan effective for the fiscal years ended June 30, 2008 and 2009.  The Executive Incentive Compensation Plan (the “Plan”) is designed to allow eligible executive full-time employees to share in achievements based on attainment of pre-established Company financial performance as well as achievement of individual goals.  The Plan is designed to motivate and reward eligible participants whose performance is considered by the Committee to be critical and integral to the overall success of the Company.

Plan eligibility is determined by the Committee. For the fiscal years ending June 30, 2008 and 2009 participation in the Plan is limited to the Company’s Chief Executive Officer and Chief Financial Officer.  The Committee may, at its sole discretion, add other Company executives as participants to the Plan.

Each eligible participant has a target bonus, calculated as a specified percentage of that executive’s then current annual salary. For the fiscal years ending June 30, 2008 and 2009 the specified percentage of participant’s annual salary is 40% for both the Chief Executive Officer and Chief Financial Officer. The bonus amount will be computed based upon achievement of goals in three categories:  (1) positioning the Company for future growth, (2) the achievement of fiscal year budgeted earnings and (3) achievement of fiscal year budgeted revenues.

The participant must be an active, full-time employee of the Company on the last day of the fiscal year for which the incentive award is earned to be entitled to the bonus.  Awards shall be paid in cash less applicable taxes, within five (5) days of the public release of the Company’s annual fiscal year end financial results.

The above is limited in its entirety to the terms and contents of the Plan, a copy of which is included herein as Exhibit 10.1 to this Form 8-K.

Board of Director Committee Appointments

Effective with the fiscal year beginning July 1, 2008, the Board of Directors of the Company has designated the Board committee membership as follows:

-	Ramsay H. Gillman (Compensation and Corporate Governance Committees);
-	John R. Grow (Audit, Compensation and Acquisition Committees);
-	Parris H. Holmes (Compensation, Corporate Governance and Acquisition Committees);
-	F. Gardner Parker (Audit, Corporate Governance and Acquisition Committees); and
-	Philip C. Zerrillo (Audit Committee).

Dr. Zerrillo remains the Lead Independent Director.

Non-Employee Board of Director Compensation

In accordance with the Company’s Non-Employee Board of Director Compensation Policy, restricted stock awards totaling 51,500 shares were issued to the following non-employee directors on June 9, 2008:

-	Ramsay H. Gillman (9,250 shares);
-	John R. Grow (9,750 shares);
-	Parris H. Holmes (9,750 shares);
-	F. Gardner Parker (10,250 shares); and
-	Philip C. Zerrillo (12,500 shares).

The restricted stock awards represent the equity portion of the Board of Director compensation for fiscal year 2009 (ending June 30, 2009) and vests one-third at each anniversary (June 9, 2009, 2010 and 2011). The form of the Restricted Stock Award Agreement is filed as Exhibit 10.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Executive Incentive Compensation Plan 10.2 Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPS COMPLIANCE CORP. a Delaware corporation

Dated: June 9, 2008	By:	/s/ David P. Tusa
David P. Tusa
Executive Vice President, Chief Financial Officer, Business Development and Corporate Secretary